                                                                    EXHIBIT N.15

                  MARKET SHARES FOR GAS COMPANIES IN ILLINOIS
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)


                             [GRAPH APPEARS HERE]

                                 EXHIBIT N-15

                 MARKET SHARES FOR GAS COMPANIES IN ILLINOIS
                          COMPANIES SORTED BY REVENUE

                                                                 Revenue                                 Share of         Cumulative
Holding Company                                              (millions of $)              Rank             Total             Share
------------------------------------------------------------------------------------------------------------------------------------
Nicor, Inc.                                                         1,731                     1             45.5%              45.5%
Peoples Energy Corp.                                                1,238                     2             32.5%              78.1%
ILLINOVA CORP.                                                        354                     3              9.3%              87.4%
Ameren Corp.                                                          250                     4              6.6%              93.9%
Cilcorp, Inc.                                                         219                     5              5.8%              99.7%
Illinois Gas Co.                                                        9                     6              0.2%              99.9%
Mount Carmel Public Utility Co.                                         3                     7              0.1%             100.0%

Total                                                               3,803

                                 EXHIBIT N-15

                  MARKET SHARES FOR GAS COMPANIES IN ILLINOIS
                          COMPANIES SORTED BY ASSETS

                                                                 Assets                                  Share of         Cumulative
Holding Company                                              (millions of $)              Rank             Total             Share
------------------------------------------------------------------------------------------------------------------------------------
Nicor, Inc.                                                         2,956                     1             45.3%              45.3%
Peoples Energy Corp.                                                2,083                     2             32.0%              77.3%
ILLINOVA CORP.                                                        634                     3              9.7%              87.0%
Ameren Corp.                                                          447                     4              6.9%              93.9%
Cilcorp, Inc.                                                         383                     5              5.9%              99.8%
Illinois Gas Co.                                                       12                     6              0.2%              99.9%
Mount Carmel Public Utility Co.                                         4                     7              0.1%             100.0%

Total                                                               6,519

                                 EXHIBIT N-15

                  MARKET SHARES FOR GAS COMPANIES IN ILLINOIS
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                                                 Customers                               Share of         Cumulative
Holding Company                                                 (thousands)               Rank             Total             Share
------------------------------------------------------------------------------------------------------------------------------------
Nicor, Inc.                                                         1,848                     1             49.8%              49.8%
Peoples Energy Corp.                                                  963                     2             25.9%              75.7%
Illinova Corp.                                                        394                     3             10.6%              86.3%
Ameren Corp.                                                          294                     4              7.9%              94.2%
Cilcorp, Inc.                                                         200                     5              5.4%              99.6%
Illinois Gas Co.                                                       10                     6              0.3%              99.9%
Mount Carmel Public Utility Co.                                         4                     7              0.1%             100.0%

Total                                                               3,714